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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    --------

                                    Form 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934




Date of report (Date of earliest event reported):      January 24, 1997



                              GRUBB & ELLIS COMPANY
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                        1-8122                       94-1424307
------------------          ------------------------         -------------------
    (State of               (Commission File Number)            (IRS Employer
  Incorporation)                                             Identification No.)


             2215 Sanders Road, 4th Floor, Northbrook, Illinois 60062
             --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (847) 753-9010
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

           10275 West Higgins Road, Suite 300, Rosemont, Illinois 60018
          -------------------------------------------------------------
          (former name or former address, if changed since last report)




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Item 5.   OTHER EVENTS.


THE OPTION AGREEMENT

          As previously reported on December 11, 1996, Warburg, Pincus Investors, L.P., a Delaware limited partnership ("Warburg"), granted Grubb & Ellis Company, a Delaware corporation (the "Company"), an option (the "Option") until April 16, 1997 (which may be extended to July 15, 1997 under certain circumstances) to acquire an aggregate of $15 million principal amount of the Senior Notes (as defined below) for $13 million, plus interest. On
January 22, 1997, the Company notified Warburg of its election to exercise the Option.

PURCHASE AGREEMENT

          On January 24, 1997, the Company and Warburg entered into that certain Purchase Agreement dated as of January 24, 1997 (the "Purchase Agreement"), pursuant to which Warburg sold to the Company the Senior Notes for an aggregate purchase price of $13,000,000 plus accrued interest of $96,428.57.

          "Senior Notes" means the (i) $5 million Principal Amount Amended and Restated Revolving Credit Note due November 1, 1999, (ii) $6.5 million Principal Amount Amended and Restated 9.9% Senior Note due November 1, 1998, and
(iii) $3.5 million Principal Amount Amended and Restated 9.9% Senior Note due November 1, 1998.

          The Senior Notes were issued by the Company pursuant to that certain Senior Note, the Subordinated Note and Revolving Credit Note Agreement between the Company and The Prudential Insurance Company of America ("Prudential") dated as of November 2, 1992, as amended from time to time, and that certain Securities Purchase Agreement between the Company and Prudential dated as of November 2, 1992. The Senior Notes were subsequently acquired by Warburg from Prudential, among other things, pursuant to that certain Sale and Assignment Agreement dated as of October 21, 1996 by and between Warburg and Prudential.

          The foregoing transactions as set forth in the Purchase Agreement resulted in approximately $2.0 million of extraordinary gain to the Company.

STOCK PURCHASE AGREEMENT

          The Company entered into the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of January 24, 1997 with Archon Group, L.P., a Delaware limited partnership and a majority-owned subsidiary of the international investment bank Goldman, Sachs & Co. (the "Purchaser"), pursuant to which the Purchaser acquired from the Company an aggregate of 2,500,000 shares (the "Purchased Shares") of common stock, par value $0.01 per share, of the Company (the "Common Stock") at a purchase price of $11,250,000. Pursuant to the Stock Purchase Agreement, Todd A. Williams, Vice President of Goldman, Sachs & Co., was elected to the Board of Directors of the Company, subject to his re-election at the annual


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meeting of the stockholders.  The $11,250,000, together with existing cash, was used by the Company to exercise the Option to purchase, and then retire, the Senior Notes.


REGISTRATION RIGHTS AGREEMENT

          Also on January 24, 1997, the Company and the Purchaser entered into the Registration Rights Agreement dated as of January 24, 1997 (the "Registration Rights Agreement"). The Registration Rights Agreement provides that at any time after the earlier of (i) the date a Triggering Event (as defined below) occurs and (ii) July 24, 1998, the holder or holders of at least 30% of the aggregate amount of the Registrable Securities (as defined below) may make three written requests to the Company to effect a registration under and in accordance with the provisions of the Securities Act of 1933, as amended, of all or part of the Registrable Securities; PROVIDED, HOWEVER, that if a request for demand registration is made pursuant to the Existing Registration Rights Agreement (as defined below), the Company must include in such registration all such Registrable Securities of any holder with respect to which the Company has received written requests for inclusion therein, subject to certain limitations, and the inclusion of such Registrable Securities shall be counted as a demand for purposes of the Registration Rights Agreement.

          "Triggering Event" means either (i) any person other than Warburg having the right, directly or indirectly, to elect a majority of the Board of Directors of the Company, or (ii) the sale or other disposition of 50% or more of the Warburg Registrable Securities (as defined in the Existing Registration Rights Agreement).

          "Registrable Securities" means the Purchased Shares and all shares of Common Stock issued or issuable upon conversion or exercise of any securities of the Company, which may be issued or distributed with respect to, or in exchange for, the Purchased Shares pursuant to a stock dividend, stock split or other distribution, merger, consolidation, recapitalization or reclassification or otherwise, and any securities of the Company which may be issued or distributed with respect to, or in exchange for, any such Common Stock or such other securities pursuant to a stock dividend, stock split or other distribution, merger, consolidation, recapitalization or reclassification or otherwise.

          "Existing Registration Rights Agreement" means the Registration Rights Agreement dated as of December 11, 1996 by and among the Company, Warburg, Joe
F. Hanauer and C. Michael Kojaian, Mike Kojaian and Kenneth J. Kojaian (collectively, the "Kojaian Investors").

          Pursuant to the Registration Rights Agreement, the holders of Registrable Securities also have certain "piggyback" registration rights to include their securities, subject to certain limitations, in registration statements filed by the Company with respect to any offering of any equity securities for its own account or for the account of any of its equity holders. All expenses incident to the Company's performance of or compliance with the Registration Rights Agreement will be borne by the Company, including, among other things, all reasonable fees and disbursements of one counsel selected by the holders of a majority of the "piggyback" securities being registered in the case of a piggyback registration, or one counsel selected by the


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holder or holders of at least a majority of the Registrable Securities in the case of a demand registration requested by the Purchaser; PROVIDED, HOWEVER, that the Company will not be responsible for the underwriting discounts and commissions and transfer taxes, if any, and certain fees and disbursements of counsel to the underwriters. The Registration Rights Agreement contains customary indemnification and contribution provisions relating to the exercise by the holders of Registrable Securities of their registration rights thereunder.

SHAREHOLDERS AGREEMENT

          In connection with the Stock Purchase Agreement, the Purchaser, Warburg and the Kojaian Investors (collectively, the "Shareholders") entered into a letter agreement dated as of January 24, 1997 (the "Shareholders Agreement"), pursuant to which each of the Shareholders agreed to vote all of the shares of Common Stock owned by them, and to cause the directors nominated by them to vote, as follows: (A) to nominate and elect to the Company's Board of Directors a director selected by a majority of the Kojaian Investors, who shall be a Kojaian Investor or an officer or partner of any entity owned or controlled by any of the Kojaian Investors, so long as the Kojaian Investors, or any transferee owned or controlled by them that agrees to be bound by the Shareholders Agreement, beneficially owns 1,250,000 shares of Common Stock,
(B) to nominate and elect to the Company's Board of Directors the directors designated by Warburg, who shall be officers of Warburg or any of its venture banking affiliates, so long as Warburg beneficially owns 5,509,169 shares of Common Stock, and (C) to nominate and elect to the Company's Board of Directors a director designated by the Purchaser, who shall be an employee of the Purchaser, Goldman, Sachs & Co. or an affiliate thereof, so long as the Purchaser beneficially owns 1,250,000 shares of Common Stock.

          In the event that all directors nominated by any of the Purchaser, Warburg or the Kojaian Investors either resign or decline to be nominated for reelection and no nominees are nominated by such Shareholder or such Shareholder fails to nominate any director or directors for election (a "Terminated Shareholder"), then (i) the rights and obligations of such Terminated Shareholder under the Shareholders Agreement shall terminate with respect to such Terminated Shareholder, and (ii) each remaining Shareholder shall have no obligation under the Shareholders Agreement toward such Terminated Shareholder.

          A copy of each of the Purchase Agreement, Stock Purchase Agreement, the Registration Rights Agreement and a Press Release of the Company dated January 24, 1997 is attached hereto as Exhibits 4.1, 4.2, 4.3 and 99.1, respectively, and is incorporated herein by reference in its entirety. Each of the summaries of Exhibits 4.1, 4.2 and 4.3 contained in this Report is subject to, and is qualified in its entirety by, all of the provisions contained in the respective Exhibit.


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Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (c)     The following exhibits are filed as part of this Report:

       4.1 Purchase Agreement dated as of January 24, 1997 by and among Grubb & Ellis Company, a Delaware corporation, and Warburg, Pincus Investors, L.P., a Delaware limited partnership.

       4.2 Stock Purchase Agreement dated as of January 24, 1997 by and among Grubb & Ellis Company, a Delaware corporation, and Archon Group, L.P., a Delaware limited partnership.

       4.3 Registration Rights Agreement dated as of January 24, 1997 by and among Grubb & Ellis Company, a Delaware corporation, and Archon Group, L.P., a Delaware limited partnership.

       99.1    Press Release of Grubb & Ellis Company dated January 27, 1997.


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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 4, 1997

                                        GRUBB & ELLIS COMPANY



                                        By:  /s/ Robert J. Walner
                                           -------------------------------------
                                           Name:   Robert J. Walner
                                           Title:  Senior Vice President and
                                                   General Counsel




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                                 EXHIBIT INDEX

EXHIBITS.


       4.1 Purchase Agreement dated as of January 24, 1997 by and among Grubb & Ellis Company, a Delaware corporation, and Warburg, Pincus Investors, L.P., a Delaware limited partnership.

       4.2 Stock Purchase Agreement dated as of January 24, 1997 by and among Grubb & Ellis Company, a Delaware corporation, and Archon Group, L.P., a Delaware limited partnership.

       4.3 Registration Rights Agreement dated as of January 24, 1997 by and among Grubb & Ellis Company, a Delaware corporation, and Archon Group, L.P., a Delaware limited partnership.

      99.1     Press Release of Grubb & Ellis Company dated January 27, 1997.


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